                                                                    EXHIBIT 99.1

                                                           For Information
                                                           ---------------
                                                           Mark A. Hellerstein
                                                           Robert T. Hanley
                                                           303-861-8140

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FOR IMMEDIATE RELEASE

ST. MARY UPDATES 2004 GUIDANCE, PROVIDES OPERATIONS UPDATE AND SCHEDULES 2004
EARNINGS CONFERENCE CALL FOR FEBRUARY 25, 2005

DENVER, January 12, 2005 - St. Mary Land & Exploration Company (NYSE: SM)
today updated its guidance for the fourth quarter and full year 2004 and provided an update of its operations. In addition, St. Mary has scheduled its year-end 2004 earnings conference call for February 25, 2005.

The Company updated its forecast for the fourth quarter and full year of 2004 as follows:

                                        4th Quarter               Year
                                        -----------               ----
Oil and gas production                19.5 - 20.0 BCFE       75.0 - 75.5 BCFE
Lease operating expenses,
   including production taxes and
   transportation                     $1.35 - $1.40/MCFE     $1.25 - $1.30/MCFE
General and administrative expense    $0.26 - $0.31/MCFE     $0.27 - $0.31/MCFE
Depreciation, depletion & amort.  $1.37 - $1.43/MCFE     $1.18 - $1.23/MCFE
Change in non-cash net profits
   interest bonus plan liability      $10.5 - $11.5 million

The Company increased its production guidance for the fourth quarter by five percent due to better than expected drilling results.

St. Mary estimates its basis differential for the fourth quarter of 2004 will be
$1.25 to $1.35 per barrel for oil and $0.42 to $0.47 per MMbtu of gas.

The Company has closed the three previously announced agreements to acquire a cash total of approximately $97.4 million of oil and gas properties. The $23.1 million acquisition of Goldmark Engineering, Inc. closed November 1, 2004, the
$37.2 million Nemours acquisition of oil and gas properties in northern
Louisiana and east Texas closed December 15, 2004, and the $37.1 million acquisition of Agate Petroleum, Inc. closed January 5, 2005. Payment for each of the acquisitions was made out of cash on hand and funds available under St.
Mary's existing credit facility. Additional information about the location of and estimated oil and gas reserves associated with the acquired properties was furnished in the Company's October 20, 2004 press release.

                    2004 EXPLORATION AND DEVELOPMENT PROGRAM

During the fourth quarter of 2004, St. Mary participated in the drilling of 85 conventional wells, of which 78 were completed as producers (92% success rate).
For the year 2004, the Company completed 177 wells as producers out of the 195 total wells drilled, for a 91% success rate. At year end St. Mary was completing
40 wells, and 18 wells were drilling. The Company also participated in the drilling of 83 coalbed methane wells during 2004.

                              MID-CONTINENT REGION

In the Mid-Continent region there were 99 wells drilled with 91 successful completions and eight dry holes during 2004. Eighteen wells were being completed and 10 wells were drilling at year-end. Ten wells in NE Mayfield were completed during the fourth quarter. The completed wells in NE Mayfield include the Dobson
Ranch 1-31 (SM 28%) completed at an initial rate of 6,200 MCFED, the Twin 1-32
(SM 32%) completed at an initial rate of 4,300 MCFED and the Theresa 1-35 (SM
46%) completed at a rate of 4,100 MCFED. At the end of 2004 there were 11 wells completing and five wells drilling in NE Mayfield. In the Constitution field the
Paggi-Broussard 1 (SM 40%) is currently producing at a rate of 18,000 MCFD and
700 BOPD. The Douglas 6-10 in the Mocane Laverne field (SM 50%) was completed at a rate of 4,200 MCFED.

                                 ROCKIES REGION

Fifty-one conventional wells were drilled in the Rocky Mountain region during
2004. Forty-eight were successfully completed and three wells were plugged and abandoned. Fifteen wells were being completed and four wells were drilling at year-end.

During the fourth quarter, the Company completed 10 wells in the middle Bakken formation in the Williston Basin, bringing the total wells it completed in the middle Bakken to 15 in 2004. Five middle Bakken wells were being completed and three middle Bakken wells were drilling at year-end. Two of the wells being completed and one of the wells drilling at year-end are the Company's initial middle Bakken tests in North Dakota. North Dakota results to date have been encouraging with unstimulated flow rates from reentry of existing well bores with single laterals ranging from 150 to 300 BOPD. New wells will generally be drilled with dual lateral completions. A fourth well in North Dakota is planned to spud within the next 10 days. Horizontal well completions in the middle
Bakken during the fourth quarter include the Larson 14-26H (SM 100%), which had an initial ten-day rate of 410 BOPD, the Johnson 15-5H (SM 75%) completed at a rate of 270 BOPD and the Albin 13X-33 (SM 33%) completed at a rate of 440 BOPD.

At year-end the Company had 182,000 net acres leased in Richland County, Montana and McKenzie and Billings Counties, North Dakota. The Company estimates that

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approximately 80,000 of the net acres it has leased in these three counties are within what the Company currently considers to be the middle Bakken area.

Fifty-seven wells were drilled and completed in the Company's Hanging Woman coalbed methane program in the northern Powder River Basin in 2004. At year-end
2004, 42 wells were producing (dewatering) and 23 wells were being completed.
The pipeline and compression station to connect the wells to the main trunk line became operational on December 15, 2004 and gas was being delivered to the pipeline at year-end at 320 MCFD, which is an encouraging rate after such a short dewatering period. The Company also participated in 26 coalbed methane wells in the Atlantic Rim area in the Greater Green River Basin during 2004.

ARKLATEX REGION

In the ArkLaTex region, 32 wells were drilled during 2004 with 29 successful completions and 3 dry holes. Five wells were being completed at year-end. Wells completed during the fourth quarter include the Desoto Parish School B2 (SM
100%) completed at an initial rate of 3,500 MCFED and the Weyerhaeuser 11 No.
1-Alt (SM 100%) completed at 3,500 MCFED in the Spider field. The Enserch Proc.
10 (SM 21%) in the Trinidad field was completed at a rate of 3,400 MCFED.

GULF COAST / PERMIAN REGION

In the Gulf Coast / Permian region, 13 wells were drilled during 2004 with nine successful completions and four dry holes. Two wells were being completed and four wells were drilling at year-end. Wells completed during the fourth quarter include the East Cameron 57 JA9 (SM 30%), completed at an initial rate of 5,000
MCFED, the East Cameron 56 JB5ST1 (SM 30%), completed at 4,100 MCFED and the
Dana L. Bradley #1 (SM 30%) in the Esther prospect, completed at a rate of 2,700
MCFED.

The Company plans to issue a separate press release in late January 2005 to announce its planned 2005 Capital Expenditures Program, its estimated proved oil and gas reserves as of December 31, 2004 and its 2005 guidance for production, operating costs, general and administrative expenses and DD&A.

St. Mary is scheduled to release its year-end 2004 earnings after the close of trading on the NYSE on February 24, 2005. The teleconference call to discuss year-end results is scheduled for February 25, 2005 at 8:00 am (MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 15 at 800-642-1687, conference number 3293322. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 3293322. In addition, the call will be broadcast live at St. Mary's website at
www.stmaryland.com and the earnings press release and financial highlights
------------------
attachment will be available before the call at www.stmaryland.com under
                                                ------------------
"News-Press Releases." An audio recording of the conference call will be available at that site through March 31.

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This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The words "will,"
"believe," "anticipate," "intend," "estimate," "forecast" and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-05-01
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